Swidler Berlin Shereff Friedman, LLP
                              3000 K Street, NW
                         Washington, DC 20007-5116
                                 202-424-7500

                                July 21, 2000


T. Rowe Price Short-Term Bond Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Gentlemen and Ladies:

     We hereby consent to the reference to our firm as legal counsel for T. Rowe Price Short-Term Bond Fund, Inc. (the "Fund"), an open-end investment company registered under the Investment Company Act of 1940, in the Fund's Registration Statement on Form N-14 in connection with the proposed reorganization with T. Rowe Price Short-Term U.S. Government Fund, a separate series of the T. Rowe Price Short-Term U.S. Government Fund, Inc., and T. Rowe Price Summit Limited-Term Bond Fund, a separate series of the T. Rowe Price Summit Funds, Inc., and to the filing of this consent with the Securities and Exchange Commission and any state securities commission.

                                 Very truly yours,

                             /s/Swidler Berlin Shereff Friedman, LLP

                                 Swidler Berlin Shereff Friedman, LLP